STATE STREET BANK AND TRUST COMPANY

GREEN CENTURY FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF JULY 1, 2012

DOMESTIC AND FOREIGN CUSTODY

This fee schedule is for services (the “Services”) provided by State Street Bank and Trust Company or its affiliates (“State Street”) to the Funds (as defined below) pursuant to that certain (a) Custodian Agreement dated as of June 25, 2007 by and between State Street and the Client (the “Custody Agreement”). This fee schedule shall apply to all funds, portfolios or accounts that may be party or subject to the Agreements from time to time (each a “Fund” and collectively, the “Funds”).

I.	Domestic Custody, Fund Accounting, Calculation of N.A.V. and Foreign Custody

For the provision of custody services pursuant to the Custody Agreement, State Street shall be entitled to the fees set forth below. This amount does not include transaction processing fees*, foreign custody, out-of-pocket expenses or any other fees, charges or expenses specifically identified in this fee schedule.

*	See Appendix 1 for information on transaction processing fees including important information on foreign currency exchange transactions.

Annual Fee
First $150mm in assets	7.0 bps
Assets in excess of $150mm	4.0 bps

Monthly Minimum per Fund for the Green Century Funds	$3,826.67

Foreign Custody	See Appendix 2

II.	Additional Services

Fees for special activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. There will be a fee of $175 per hour for customized programming or customized transmissions and an annual maintenance fee of $4,000 per transmission. Fees for other special items will be negotiated separately.

Significant regulatory changes, significant legal changes or changes in the Funds’ service elections or status may necessitate additional services, processing or reports. In these instances, if State Street elects to provide such services or arrange for their provision, State Street shall be entitled to additional fees and expenses as negotiated with the Funds.

STATE STREET BANK AND TRUST COMPANY

GREEN CENTURY FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF JULY 1, 2012

III.	Other Expenses, Fees and Charges

A billing for the recovery of applicable reimbursable expenses, direct pass-through fees and other charges, as applicable, will be made as of the end of each month. Unless indicated otherwise, the Funds’ share of such expenses, fees and charges will be based upon actual usage of a service or an allocated charge for the use of the service for the benefit of the Funds.

Out-of-Pocket Expenses

The Funds will reimburse State Street for out-of-pocket expenses incurred on their behalf including, but not limited to, the following:

• Pricing & Verification Services	• Micro and Support Equipment Rental
• Printing, Delivery & Postage	• Forms and Supplies
• Telephone	• 3rd Party Review
• Legal Costs	• Ad-Hoc Reporting
• Proxy Tabulation	• 800 Number Fees
• Checkbooks	• 17f-5
• Subcustodian/Depositor Charges, ADR, GDR	• IRS Certification and Form Filing

Other Charges

The Funds will reimburse State Street for other charges incurred in relation to the provision of the Services including, but not limited to, the following:

• FDIC Insurance Charge: Calculated monthly on the Funds’ average positive non-interest bearing U.S. Dollar cash balances.	2.50 basis points/year

IV.	Domestic Balance Credits

We allow balance credits against fees (excluding out-of-pocket charges) for domestic fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

V.	Confidentiality

This fee schedule is the confidential information of the parties and shall not be disclosed to any third party without the prior written consent of the other parties.

VI.	Payment of Fees

The fees, charges and expenses set forth herein will be charged against each Fund’s demand deposit account 15 days after the invoice is mailed to Funds’ offices. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by Billing.

VII.	Effectiveness

This fee schedule shall become effective upon the commencement of the provision of the Services and shall remain in effect until it is revised as a result of negotiations initiated by either party.

STATE STREET BANK AND TRUST COMPANY

GREEN CENTURY FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF JULY 1, 2012

XIII.	Signatures

GREEN CENTURY FUNDS		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kristina Curtis	By:	/s/ Brian DeNardo
Name:	Kristina Curtis	Name:	Brian DeNardo
Title:	President	Title:	Assistant Vice President
Date:	10/25/12	Date:	11/5/12

GREEN CAPITAL MANAGEMENT, INC.

By:	/s/ Kristina Curtis
Name:	Kristina Curtis
Title:	Treasurer
Date:	10/25/12

Appendix 1

Transaction Processing Fees per Trade1

State Street Repurchase Agreements (Repo)	No Charge
DTC*
Green Century Balanced Fund	$12
Green Century Equity Fund	$9
Fed Book Entry*	$12
Physical Securities	$35
Options and Futures	$18
GNMA Securities	$40
Foreign Exchange through State Street Global Markets	No Charge [1]
Principal Paydowns	$5
Outgoing Wires	$10
Incoming Wires	$8

*	These fees and charges assume automated trade instruction/information delivery in an electronic format.

[1]

The Transaction Processing Fees are per trade processing fees charged for processing the settlement of transactions by State Street on behalf of the Funds in connection with the provision of custody services under the Custody Agreement. These Transaction Processing Fees, unless otherwise waived, apply whether a Fund or its third party investment managers entered into such transactions with or through State Street or one of its affiliates or a third party dealer or broker. The processing fees are in addition to, and are not to be construed as payments in lieu of, any compensation (as described herein) that may be earned by State Street or any of its affiliates or by a third party dealer or broker in connection with such transaction.

State Street Global Markets, a separate division of State Street, offers principal or “dealer” trading services as well as agency execution services (which include its proprietary electronic trading platforms) in a variety of asset classes, including most of those described in this schedule. A Fund or its third party fiduciary investment managers may select State Street Global Markets to effect principal or agency transactions; however, any such services, irrespective of whether trade orders are transmitted through State Street’s custody or trustee operations, are conducted under contractual or other arrangements that are distinct from its services and obligations under the Agreements. When State Street or State Street Global Markets acts as a counterparty (e.g., foreign exchange, over the counter derivatives, repurchase transactions) to a Fund, such transactions are principal transactions and State Street or State Street Global Markets enters into them as a dealer and not in a fiduciary, agency or similar capacity (regardless of any other relationships between State Street and the Funds under the Agreements). In connection with such trading or agency execution services, State Street Global Markets may receive compensation from the Funds in a variety of forms, including a commission, click fee, revenue share, spread, mark-up, mark-down, interest, fee or similar amount.

Appendix 2

Foreign Custody—Country Based Fees

Any country not listed below will be negotiated and agreed upon prior to investment.

MARKET	ASSET CHARGE	TRANSACTION CHARGE	MARKET	ASSET CHARGE	TRANSACTION CHARGE
Argentina	10.00	$50	Mali	25.00	$100
Australia	0.30	$15	Malta	25.00	$100
Austria	0.30	$15	Mauritius	25.00	$100
Bahrain	30.00	$100	Mexico	1.50	$20
Bangladesh	30.00	$100	Morocco	20.00	$100
Belgium	0.30	$15	Namibia	25.00	$100
Bermuda	10.00	$50	Netherlands	0.30	$15
Botswana	20.00	$100	New Zealand	0.30	$15
Brazil	1.25	$10	Niger	25.00	$125
Bulgaria	25.00	$75	Nigeria	25.00	$125
Canada	0.30	$15	Norway	0.30	$15
Cayman Island	25.00	$100	Oman	25.00	$125
Cedel/Clearstream/Luxembourg	0.30	$15	Pakistan	25.00	$125
Chile	7.00	$50	Palestine	25.00	$125
China	6.00	$100	Peru	20.00	$100
Colombia	25.00	$100	Philippines	5.00	$40
Costa Rica	20.00	$50	Poland	8.00	$30
Croatia	25.00	$100	Portugal	3.00	$20
Cyprus	20.00	$50	Puerto Rico	3.00	$35
Czech Republic	10.00	$50	Qatar	18.00	$75
Denmark	0.30	$15	Romania	20.00	$75
Ecuador	20.00	$50	Russia	3.00	$35
Egypt	8.00	$50	Saudi Arabia	20.00	$125
Estonia	25.00	$50	Senegal	25.00	$125
Euroclear	0.30	$15	Serbia	40.00	$125
Finland	0.30	$15	Singapore	0.75	$20
France	0.30	$15	Slovak Republic	15.00	$50
Germany	0.30	$15	Slovenia	20.00	$75
Ghana	20.00	$100	South Africa	0.75	$20
Greece	5.00	$20	South Korea	0.75	$20
Guinea-Bissau	25.00	$125	Spain	0.30	$20
Hong Kong	0.75	$15	Sri Lanka	18.00	$100
Hungary	15.00	$50	Swaziland	30.00	$75
Iceland	15.00	$50	Sweden	0.30	$15
India	1.50	$30	Switzerland	0.30	$15
Indonesia	5.00	$25	Taiwan	0.75	$20
Ireland	2.00	$25	Thailand	0.75	$20
Israel	6.00	$25	Togo	30.00	$125
Italy	0.30	$15	Trinidad & Tobago	30.00	$100
Ivory Coast	30.00	$100	Tunisia	40.00	$100
Jamaica	30.00	$100	Turkey	5.00	$30
Japan	0.30	$15	Uganda	25.00	$125
Jordan			Ukraine	20.00	$100
Kazakhstan	25.00	$100	United Arab Emirates - DFM	25.00	$100
Kenya	20.00	$100	United Kingdom	0.30	$15
Kuwait	20.00	$100	Uruguay	35.00	$50
Latvia	25.00	$50	Venezuela	30.00	$100
Lebanon	20.00	$100	Vietnam	20.00	$100
Lithuania	20.00	$50	Zambia	25.00	$100
Malaysia	0.75	$20	Zimbabwe	25.00	$100